SUB-ITEM 77Q3

AIM GLOBAL EQUITY FUND

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U AND 74V.

FOR PERIOD ENDING: 6/30/2008
FILE NUMBER 811- 2699
SERIES NO.: 9

74U. 1 Number of shares outstanding (000's omitted)
       Class A                                          18,752
     2 Number of shares outstanding of a second class of open-end company shares (000's omitted)
       Class B                                           3,995
       Class C                                           2,376
       Class R                                              67
       Institutional Class                               1,574

74V. 1  Net asset value per share (to nearest cent)
       Class A                                          $13.13
     2 Net asset value per share of a second class of open-end company shares
       (to nearest cent)
       Class B                                          $12.41
       Class C                                          $12.38
       Class R                                          $13.11
       Institutional Class                              $13.27